UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 28, 2006


                            ONETRAVEL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Delaware                   1-8662            23-2265039
    (State or Other Jurisdiction      (Commission       (IRS Employer
          of Incorporation)           File Number)      Identification No.)


           1200 Lake Hearn Drive
                 Suite 300                                 30319
             Atlanta, Georgia
    (Address of Principal Executive Offices)             (Zip Code)

    Registrant's telephone number, including area code:  (770) 730-2860


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing.

On March 14, 2006, OneTravel Holdings, Inc. (the "Registrant") received a notice from the American Stock Exchange (the "AMEX"), the national securities exchange that maintains the principal listing for the Registrant's common stock, of the AMEX's decision, following the Registrant's hearing on March 9, 2006 before a Listing Qualifications Panel of the AMEX Committee on Securities, to suspend trading in the common stock of the Registrant on the AMEX as soon as practicable and to file an application with the SEC to strike the Registrant's common stock from listing and registration on the AMEX due to the failure to satisfy certain of the AMEX's continued listing standards, specifically the failure to comply with sections 134 and 1001 of the Company Guide for Exchange companies due to the failure of the Registrant to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2005 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2005 and December 31, 2005 with the Securities and Exchange Commission, as required by Sections 134 and 1101 of the AMEX Company Guide (the "AMEX Company Guide").

The press release issued by the Registrant on March 15, 2006 with respect to this matter is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

         (d)               Exhibits.

         Exhibit No.       Description

         99.1              Press Release issued March 15, 2006

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 15, 2006

                                             ONETRAVEL HOLDINGS, INC.


                                             By:  /s/ Marc E. Bercoon
                                                  -------------------
                                                  Marc E. Bercoon,
                                                  President

                                  Exhibit Index

         Exhibit No.       Description

         99.1              Press Release issued March 15, 2006